UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Targa Resources Corp. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2014. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect three Class I Directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2017 Annual Meeting of Stockholders; (2) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014; (3) conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers; and (4) vote on a shareholder proposal regarding publication of a report on methane emissions. The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 7, 2014:

1.	Each of the three Class I directors that was up for re-election was elected for a term of three years. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Charles R. Crisp	34,485,496	248,418	4,645,995
Laura C. Fulton	34,631,801	102,113	4,645,995
James W. Whalen	31,997,446	2,736,468	4,645,995

2.	PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2014. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
39,217,091	145,628	17,190

3.	The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
34,569,704	133,731	30,479	4,645,995

4.	The shareholder proposal regarding publication of a report on methane emissions was not approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
6,833,334	22,652,375	5,248,205	4,645,995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: May 30, 2014	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer